Simon & Edward, LLP
Certified Public Accountants & Consultants

17700 Castleton Street, Suite 200
City of Industry, CA 91748
U.S.A.
Tel: +1 626 854 6500
Fax: +1 626 854 6505

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement No. 333 -142945 on Amendment No. 2 to Form SB-2 of our report dated February 10, 2007 relating to the financial statements of Beijing PKU High Technology Co., Ltd. and subsidiary for the years ended December 31, 2006 and 2005, and our report dated April 5, 2007 relating to the financial statements of China TransInfo Technology Corp. (formerly Intra-Asia Entertainment Corporation) and subsidiaries for the year ended December 31, 2006.

We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Simon & Edward, LLP

Simon & Edward, LLP

City of Industry, California
September 18, 2007